Item 77C
Morgan Stanley Health Sciences Trust
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The proposals failed to obtain the necessary
quorum in order to hold the meeting, and, therefore, the
meeting was adjourned until August 23, 2006, and later
adjourned to September 27, 2006 to permit further
solicitation of proxies. The meeting was held on September
27, 2006 and the voting results with respect to these
proposals were as follows:

(1) Election of Trustees:

                                      For     Withhol Absta    BNV*
                                                 d      in
Frank L. Bowman...................  10,959,8  567,588      0       0
                                          47
Kathleen A.                         10,966,7  560,698      0       0
Dennis....................                37
James F.                            10,952,8  574,605      0       0
Higgins.....................              30
Joseph J.                           10,961,1  566,278      0       0
Kearns.....................               57
Michael F.                          10,964,9  562,476      0       0
Klein......................               59
W. Allen                            10,952,2  575,171      0       0
Reed......................                64
Fergus                              10,937,4  589,986      0       0
Reid........................              49

(2) Elimination of certain fundamental investment
restrictions:

                                         For    Again  Absta      BNV*
                                                  st     in
Elimination of the fundamental policy  9,317,3   505,2  415,5  1,289,2
restricting the Fund's ability to           36      16     93       91
pledge
assets..........................
Elimination of the fundamental policy  9,302,2   526,5  409,3  1,289,2
restricting purchases of securities         02      81     61       91
on
margin.............................
Elimination of the fundamental policy  9,347,5   473,0  417,5  1,289,2
prohibiting investments in oil, gas,        92      19     33       91
and other types of minerals or
mineral leases.........
Elimination of the fundamental policy  9,298,2   520,1  419,7  1,289,2
regarding investments in                    32      13     99       91
warrants............................
Elimination of the fundamental policy  9,364,8   471,8  401,4  1,289,2
prohibiting investments for purposes        50      87     07       91
of exercising
control....................
Elimination of the fundamental policy  9,312,5   508,8  416,7  1,289,2
regarding investments in unseasoned         03      98     43       91
companies.......................

(3) Modify certain fundamental investment restrictions for:

                                         For    Again  Absta    BNV*
                                                  st     in
Modify fundamental policy regarding    9,399,1   441,8  397,1  1,289,2
diversification............                 48      73     23       91
Modify fundamental policy regarding    9,301,0   526,7  410,3  1,289,2
borrowing money......                       45      57     42       91
Modify fundamental policy regarding    9,309,4   511,0  417,6  1,289,2
loans..............                         44      44     57       91
Modify fundamental policy regarding    9,333,9   486,8  417,3  1,289,2
investment in commodities, commodity        88      14     41       91
contracts and futures
contracts................
Modify fundamental policy regarding    9,348,4   480,8  408,8  1,289,2
issuance of senior securities..             34      72     38       91

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                         For    Again  Absta    BNV*
                                                  st     in
Reclassification as non-fundamental    9,293,7   532,7  411,6  1,289,2
the fundamental policy regarding the        33      48     63       91
short sale of
securities....................
Reclassification as non-fundamental    9,355,5   473,1  409,4  1,289,2
the fundamental policy prohibiting          54      23     67       91
investments in other investment
companies.............

* Broker "non-votes" are shares held in street name for
which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.